Exhibit 1.1

AMICUS THERAPEUTICS, INC.

(a Delaware corporation)

10,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: March 1, 2012

AMICUS THERAPEUTICS, INC.

(a Delaware corporation)

10,000,000 Shares of Common Stock

(Par Value $0.01 per Share)

UNDERWRITING AGREEMENT

March 1, 2012

Leerink Swann LLC

Cowen and Company, LLC

c/o Leerink Swann LLC

One Federal Street, 37th Floor

Boston, MA 02110

as Representatives of the several Underwriters

Ladies and Gentlemen:

Amicus Therapeutics, Inc., a Delaware corporation (the “Company”) confirms its agreement with Leerink Swann LLC (“Leerink Swann”), Cowen and Company, LLC (“Cowen”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Leerink Swann and Cowen are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in said Schedule A, and (ii) the grant by the Company to the Underwriters, severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,500,000 additional shares of Common Stock to cover overallotments, if any. The aforesaid 10,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,500,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act on Form S-3 (File No. 333-158405) originally dated April 3, 2009, as amended (the “registration statement”). The registration statement has been declared by the Commission to be effective under the Securities Act. In connection with the offering of the Securities contemplated hereby, the Company will file with the Commission pursuant to Rule 424(b) under the Securities Act a preliminary prospectus supplement and a final prospectus supplement to the Basic Prospectus (as defined below), describing the Securities and the offering thereof, in such form as has been provided to or discussed with, and reasonably approved by, the Representatives.

The term “Registration Statement” as used in this Agreement means the registration statement, at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. The term “Basic Prospectus” as used in this Agreement means the basic prospectus dated as of May 27, 2009 that is part of the registration statement for use in connection with the offer and sale of the Securities pursuant to this Agreement. The term “Preliminary Prospectus Supplement” as used in this Agreement means the prospectus supplement relating to the Securities that was included in the Registration Statement immediately prior to the Execution Time (as defined below). The term “Prospectus Supplement” as used in this Agreement means the final prospectus supplement dated as of March 1, 2012 specifically relating to the Securities which will be filed with the Commission pursuant to Rule 424(b) under the Securities Act after the Execution Time and on or before 8:30 a.m., New York time, on the first business day following execution of this Agreement (or such other time as the parties may agree). The term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Preliminary Prospectus Supplement and the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date of the Prospectus Supplement, the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein as of the date of the Prospectus pursuant to Form S-3 (the “Incorporated Documents”) and (ii) the copy of the Registration Statement, the Basic Prospectus, , the Preliminary Prospectus Supplement, the Prospectus Supplement, the Prospectus or the Incorporated Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference pursuant to the rules and regulations under the Exchange Act. As used herein, “business day” shall mean a day on which the Global Market of The NASDAQ Stock Market LLC (“NASDAQ”) is open for trading.

The term “Disclosure Package” shall mean (i) the Preliminary Prospectus Supplement as of immediately prior to the Execution Time, (ii) the Prospectus as of the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), (iii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Exhibit A and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter that:

(i) the Registration Statement has been declared effective under the Securities Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission; the Company was eligible to use Form S-3 on the date the Registration Statement was filed and on every date on which there was a fundamental change (as referenced in Item 512 of Regulation S-K) in the information set forth in the Registration Statement; no fundamental change to the information set forth in the Registration Statement has occurred since the date of the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2011 except as contained in reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in the Prospectus Supplement; such Registration Statement at the date of this Agreement meets, and the offering of the Securities complies with, the requirements of Rule 415 under the Securities Act. The Registration Statement complied when it became effective, complies and will comply, at the Closing Time, and the Basic Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement and the Prospectus complied as of their respective dates, comply and will comply at the Closing Time in all material respects with the requirements of the Securities Act (including said Rule 415); any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-3 have been satisfied; and the Registration Statement (taking into account the documents incorporated by reference therein) did not at the time of effectiveness, does not and will not at the Closing Time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the

Basic Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement and the Prospectus (taking into account the documents incorporated by reference therein) did not as of their respective dates, do not and will not at the Closing Time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the documents incorporated by reference in the Basic Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii) the Disclosure Package (taking into account the documents incorporated by reference therein) does not and at the Closing Time will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Closing Time, as defined herein, did not, does not and will not contain any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement (except in such case where newer information is intended to update, replace or supersede the conflicted prior information and notice has been or will promptly be given as specified in the immediately following sentence). If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict;

(iv) as of the Execution Time (with such date being used as the determination date for purposes of this clause), the Company is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act);

(v) the Company has not distributed and will not distribute, prior to the Closing Time, any offering material in connection with the offering and sale of the Securities other than the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives (which consent shall not be unreasonably withheld) or listed in Exhibit A or the Registration Statement;

(vi) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth or incorporated by reference in each of the Disclosure Package and the Prospectus and, as of the Closing Time, the Company shall have an authorized and outstanding capitalization as set forth in each of the Disclosure Package and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon conversion of existing convertible securities, the exercise of existing stock options and warrants disclosed as outstanding in each of the Disclosure Package and the Prospectus and the grant of options under existing stock option plans described in each of the Disclosure Package and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(vii) except as described in each of the Disclosure Package and the Prospectus, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of NASDAQ, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was accounted for in accordance with GAAP (as defined below) in the financial statements of the Company and disclosed in the Company’s filings with the Commission (other than an aggregate of 1,127,750 stock options granted on February 15, 2012) in accordance with the Exchange Act and all other applicable laws; there is no and has been no policy of the Company of granting Stock Options prior to, and the Company does not otherwise coordinate the grant of Stock Options with, the release or other public announcements of material information regarding the Company or its subsidiaries or their results of operations;

(viii) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described or incorporated by reference in each of the Disclosure Package and the Prospectus;

(ix) each subsidiary of the Company (collectively, the “Subsidiaries”) has been duly organized and is validly existing and is in good standing under the laws of its jurisdiction of organization, with the requisite power and authority to own, lease and operate its properties and conduct its business as described or incorporated by reference in each of the Disclosure Package and the Prospectus, and all of the issued shares of each Subsidiary have been duly and validly authorized and issued, are fully paid and are non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except (i) for liens and encumbrances specifically referenced in the financial statements of the Company, (ii) as described in each of the Disclosure Package and the Prospectus or (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below);

(x) each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, prospects, business or operations of the Company (a “Material Adverse Effect”);

(xi) complete and correct copies of the certificate of incorporation and the bylaws, of the Company and its Subsidiaries and all amendments thereto have been made available to the Underwriters, and no changes therein will be made prior to the Closing Time;

(xii) the shares of Common Stock to be issued and sold by the Company to the Underwriters under this Agreement have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement will be validly issued, fully paid and non-assessable and free of any violation of statutory or contractual preemptive rights, resale rights, rights of first refusal or similar rights;

(xiii) the capital stock of the Company, including the Securities, conforms in all material respects to the description thereof contained in each of the Disclosure Package and the Prospectus;

(xiv) the Company has the full right, power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors; (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity; and (iii) to the extent any indemnification provisions contained therein may further be limited by applicable laws and principles of public policy;

(xv) neither the Company nor its Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its (i) certificate of incorporation or bylaws or similar organizational documents of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected, except, in the case of clause (ii) above, where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (x) the certificate of incorporation or bylaws of the Company or similar organizational documents of the Subsidiaries, (y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, license, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of its properties may be bound or affected, or (z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except, in the case of clauses (y) and (z) above, where such breach, violation or default, would not, individually or in the aggregate, have a Material Adverse Effect;

(xvi) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or of or with NASDAQ, or approval of the stockholders of the Company, is required in connection with the sale by the Company of the Securities or the consummation by the Company of the transactions contemplated hereby other than (i) filings or applications with NASDAQ, (ii) filings with the Commission in relation to the registration of the offering contemplated hereby under the Securities Act and the offer and sale of the Securities (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered under the terms of this Agreement or under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and (iv) such notices or filings that would not individually or in the aggregate have a Material Adverse Effect;

(xvii) except as set forth in the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other securities of the Company, and (iii) except as provided herein, no person has the right to act as an underwriter, placement agent or financial advisor to the Company in connection with the offer and sale of the Securities, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise and except, in each case, for such rights as have been duly and validly satisfied or waived; except as disclosed in each of the Disclosure Package and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise other than such rights as have been duly and validly satisfied or waived;

(xviii) each of the Company and its Subsidiaries has all licenses, authorizations, consents and approvals and has made all filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all authorizations, consents and approvals from other persons, necessary in order to conduct its business as described in each of the Disclosure Package and the Prospectus except where such failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor its Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or its Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(xix) the preclinical and clinical trials conducted by or on behalf of the Company that are described in the Disclosure Package and the Prospectus were and, if still pending, are being conducted in all material respects in accordance with procedures and controls pursuant to accepted professional scientific standards and all applicable local, state and federal and foreign laws, rules, regulations and published guidance, including, but not limited to, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312; the Company has orally, to the Underwriters or to counsel to the Underwriters, fairly summarized in all material respects the substance of all of its material communications with representatives of the U.S. Food and Drug Administration or any foreign, state or local governmental body exercising comparable authority and has no knowledge of any pending communication from the U.S. Food and Drug Administration or any foreign, state or local governmental body exercising comparable authority that would cause the Company to materially revise in an adverse way its strategy for seeking marketing approval from the U.S. Food and Drug Administration or any foreign, state or local governmental body exercising comparable authority for any of the Company’s products under development as described in the Disclosure Package; the descriptions of the results of such studies, tests and trials contained in the Disclosure Package and the Prospectus are accurate and complete in all material respects; other than as described in the Disclosure Package, the Company is not aware of any studies, tests or trials the results of which reasonably call into question the clinical trial results described or referred to in the Prospectus when viewed in the context in which such results are described and the clinical state of development; and other than as described in the Disclosure Package, the Company has not received any written notices or correspondence from the U.S. Food and Drug Administration or any foreign, state or local governmental body exercising comparable authority requiring the termination or suspension of any preclinical or clinical trials conducted by or on behalf of the Company;

(xx) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described under the Securities Act in each of the Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(xxi) except as disclosed in each of the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries or any of their directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not, if determined adversely to the Company, result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(xxii) Ernst & Young LLP, whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act. Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Ernst & Young LLP have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act);

(xxiii) the audited financial statements included or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified subject, in the case of unaudited interim statements, to normal, year-end audit adjustments and have been prepared in compliance with the requirements of the Securities Act and in conformity with, generally accepted accounting principles in the United States as applied by the Company on a consistent basis during the periods involved (“GAAP”), except (i) as may be otherwise specified in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements; the other financial data of the Company set forth in the Registration Statement, the Disclosure Package and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required by the Securities Act to be included in the Registration Statement, the Disclosure Package and the Prospectus that are not included as required by the Securities Act; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package or the Prospectus;

(xxiv) subsequent to the respective dates as of which information is given or incorporated by reference in the Disclosure Package, there has not been (i) any material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations, whether or not arising from transactions in the ordinary course of business, of the Company, (ii) any transaction which is material to the Company, except obligations incurred in the ordinary course of business consistent with past practice, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, except obligations incurred in the ordinary course of business consistent with past practice, (iv) any material change in the capital stock of the Company or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(xxv) the Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), nor is the Company a “passive foreign investment company” or a “controlled foreign corporation” as such terms are defined in the Internal Revenue Code;

(xxvi) except as described in each of the Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title to all material property (real and personal) described in the Disclosure Package and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, or subject only to liens, claims, security interests or other encumbrances (i) specifically referenced in the financial statements of the Company; (ii) that are disclosed in the Disclosure Package or the Prospectus, or (iii) that do not individually or in the aggregate materially affect the value of such property or materially interfere with the use made of such property by the Company and its Subsidiaries; and all the property described in the Disclosure Package and the Prospectus as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases except as would not reasonably be expected to result in a Material Adverse Effect;

(xxvii) except as described in the Disclosure Package and the Prospectus, the Company and its Subsidiaries own, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information (collectively, “Intellectual Property”) described in the Disclosure Package and the Prospectus as being owned or licensed by it, except where such failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; to the Company’s knowledge and except as described in the Disclosure Package and the Prospectus, the Company and its Subsidiaries own, or has obtained valid and enforceable licenses for, or other rights to use, all Intellectual Property used in, or necessary for the conduct of, its business as described in the Disclosure Package and the Prospectus except as would not reasonably be expected to result in a Material Adverse Effect; to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates any Intellectual Property rights of others, except as could not reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which could form a reasonable basis for any such claim; and none of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or, to the Company’s knowledge, upon any of its officers, directors or employees except as would not reasonably be expected to result in a Material Adverse Effect;

(xxviii) to the Company’s knowledge, there are no third parties who have rights to any Intellectual Property described in the Disclosure Package or the Prospectus as owned or exclusively licensed by the Company (“Exclusive Intellectual Property”), except as could not reasonably be expected to have a Material Adverse Effect or except for licenses granted in writing by the Company or its Subsidiaries to any third-parties; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s ownership or rights in or to any Exclusive Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim except as would not reasonably be expected to have a Material Adverse Effect; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Exclusive Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim except as could not reasonably be expected to have a Material Adverse Effect;

(xxix) to the Company’s knowledge, there is no patent that contains claims that interfere with the issued or pending claims of any of the Company’s Intellectual Property except as would not reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, there is no prior art material to any patent or patent application of the Exclusive Intellectual Property that has not been disclosed to the U.S. Patent and Trademark Office, except as would not reasonably be expected to have a Material Adverse Effect;

(xxx) the Company is not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any Subsidiary and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any Subsidiary;

(xxxi) the Company and its Subsidiaries and its properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required to conduct its business under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; the Company (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or affected by any pending or threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order or (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) and in each case except as would not, individually or in the aggregate, have a Material Adverse Effect (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law related to the protection of the environment, including ambient air, surface water, groundwater or land, or Hazardous Materials, or emissions, discharges or releases of Hazardous Materials into the environment, or otherwise relates to the handling of Hazardous Materials or the investigation, clean-up or other remediation, in each case, that are applicable to the business as conducted by the Company on the Execution Date, and “Hazardous Materials” means any “hazardous substance,” “hazardous waste,” “pollutant,” “contaminant” or “toxic substance” (as defined or regulated by any Environmental Law) and also includes petroleum and petroleum products, polychlorinated biphenyls or asbestos);

(xxxii) the Company (i) has timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (xxxii), that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company has not engaged in any transaction which to the Company’s knowledge a corporate tax shelter or could be characterized as such by the Internal Revenue Service or any other taxing authority; the accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2011, the Company has not incurred any liability for taxes other than in the ordinary course;

(xxxiii) the Company and each of its Subsidiaries maintain insurance covering its properties, operations, personnel and businesses as the Company or such Subsidiary deems appropriate; such insurance insures against such losses and risks to an extent which is adequate and customary for the business and the locations in which the Company or such Subsidiary is engaged; all such insurance is fully in force on the date hereof and the Company or such Subsidiary has no reason to believe that such insurance will not be fully in force at the Closing Time; the Company has not received any notice and has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect; the Company has not been denied any insurance coverage that it has sought or for which it has applied;

(xxxiv) except as otherwise disclosed in the Disclosure Package, the Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, as amended, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxxv) except as disclosed in the Disclosure Package and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in design or operation of the Company’s internal control over financial reporting (whether or not remediated) which are not reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(xxxvi) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act); the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (the “Sarbanes-Oxley Act”), and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective;

(xxxvii) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxxviii) the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxix) none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(xl) neither the Company nor any Subsidiary nor, to the Company’s knowledge, any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(xli) the minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete and accurate summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), since March 5, 2010 through November 3, 2011, and (ii) accurately in all material respects reflect all transactions referred to in such minutes;

(xlii) there is no franchise, lease, contract, agreement or document required by the Securities Act to be described in the Disclosure Package and in the Prospectus or to be filed as an exhibit to the Registration Statement or a document incorporated by reference therein which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Disclosure Package and in the Prospectus are accurate descriptions of such documents in all material respects, which descriptions are sufficiently comprehensive to fulfill the Company’s obligations under applicable law with respect to thereto; other than as described in the Disclosure Package, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice nor does the Company have any other knowledge of any such pending or threatened suspension, termination or non-renewal, except for such pending or threatened suspensions, terminations or non-renewals that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect;

(xliii) no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its affiliates on the other hand, which is required under the rules and regulations of the Securities Act or the Exchange Act to be described in the Disclosure Package and the Prospectus and which is not so described;

(xliv) no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or the sale of the Securities, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act;

(xlv) the Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board;

(xlvi) except for payments contemplated by this Agreement, the Registration Statement, the Disclosure Package or the Prospectus, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

(xlvii) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xlviii) the Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on NASDAQ, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing; no consent, approval, authorization or order of, or filing, notification or registration with, NASDAQ is required for the listing and trading of the shares of Common Stock on NASDAQ, except for (i) a Notification: Listing of Additional Shares and (ii) a Notification: Change in the Number of Shares Outstanding;

(xlix) the Company is in compliance in all material respects with all corporate governance requirements set forth in the rules promulgated by NASDAQ applicable to the Company;

(l) there are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that would reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Disclosure Package and the Prospectus which have not been described as required;

(li) there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, or any of their respective family members, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus;

(lii) the statistical and market related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived;

(liii) to the Company’s knowledge, neither the Company nor any of its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of the NASD) of, any member firm of FINRA; and

(liv) no approval of the stockholders of the Company under the rules and regulations of NASDAQ is required for the Company to issue and deliver to the Underwriters the Securities.

(b) In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the underwriters in connection with the closing of the sale of the Securities shall be deemed to be a representation and warranty by the Company, as to the matters covered thereby, to the Underwriters.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,500,000 shares of Common Stock, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Dechert LLP, Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania 19104-2808, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the fourth (third, if the pricing occurs before 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Subject to Section 10, Leerink Swann, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of Boston not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) to prepare the Prospectus Supplement containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C of the Securities Act and to file such Prospectus Supplement pursuant to Rule 424(b) of the Securities Act not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Securities Act; to notify the Underwriters promptly of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to provide a draft of any such amendment or supplement to the Registration Statement, the Disclosure Package or to the Prospectus to the Representatives within an amount of time that is reasonably practical to review under the circumstances and prior to filing; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwrites copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2) of the Securities Act, as the case may be; to file within the time periods prescribed by the Exchange Act, including any extension thereof, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Securities Act) is required in connection with the sale of the Securities; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Basic Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Basic Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order;

(b) that it has not made, and will not make, any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act unless the prior written consent of the each of the Representatives has been received (which consent shall not be unreasonably delayed, withheld or conditioned) (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of each of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Exhibit A. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder; each of the Underwriters agrees that, unless it obtains the prior consent of the Company, it will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act other than a free writing prospectus that contains no “issuer information” as defined in Rule 433(h)(2) under the Securities Act that was not included in the Prospectus (including through incorporation by reference);

(c) if at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriters, and upon the Underwriters’ request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters;

(d) if the Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Underwriters, it becomes necessary to amend or supplement the

Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Disclosure Package so that the Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the Disclosure Package will comply with law;

(e) if at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Underwriters (and each Underwriter agrees to cease any such use promptly upon such notification) so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein;

(f) to the extent not available on EDGAR, furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(g) to the extent not available on EDGAR, to deliver promptly to the Underwriters in New York City such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) the Basic Prospectus (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vii) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document);

(h) to make available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Securities Act);

(i) to take promptly from time to time such actions as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Underwriters may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of the Securities in such jurisdictions; provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction;

(j) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Securities Act (except for registration statements on Form S-8) relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of each of the Representatives, except for (i) the Company’s sale of the Securities as contemplated hereunder, (ii) issuances of Common Stock upon the exercise of options, convertible securities disclosed as outstanding or as may be required to be issued pursuant to agreements or other documents described in each of the Disclosure Package and the Prospectus, and (iii) the issuance of stock options to employees, directors and other service providers not exercisable during the Lock-Up Period pursuant to stock option and employee plans described in each of the Disclosure Package and the Prospectus; if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless each of the Representatives waives, in writing, such extension; the Company shall provide notice to each Representative of any event that would result in an extension of the Lock-Up Period to each Representative;

(k) to (i) on or before 8:30 a.m., New York time, on the first business day following execution of this Agreement (or at such other time as the parties may agree), (A) issue a press release reasonably acceptable to the Underwriters disclosing all material terms of the transactions contemplated hereby, and (B) file the Prospectus Supplement with the Commission pursuant to 424(b) under the Securities Act, and (ii) on the first business day following execution of this Agreement, to file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by this Agreement and including this Agreement as an exhibit to the 8-K Filing, in the form required by the Exchange Act;

(l) to the extent not available on EDGAR (or any successor system), upon request, during the period of five (5) years from the date hereof, to deliver to the Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Securities are listed or quoted;

(m) to supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with (i) the registration of the Securities under the Securities Act, (ii) the Registration Statement, (iii) the Prospectus or (iv) any amendment or supplement thereto or document incorporated by reference therein, in each case where such correspondence and documents are related to the Securities or the offering contemplated hereby;

(n) prior to the Closing Time, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral communications regarding the Company’s business in the ordinary course of its business and consistent with the past practices of the Company and of which the Underwriters are notified), without the prior written consent of each Representative (which consent shall not be unreasonably delayed, withheld or conditioned), unless in the judgment of the Company, and after notification to the Underwriters, such press release or communication is required by law;

(o) until the Underwriters shall have notified the Company of the completion of the offering of the Securities, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

(p) to apply the net proceeds from the sale of the Securities as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds”;

(q) to use commercially reasonable efforts to list the Securities on NASDAQ;

(r) to use commercially reasonable efforts to assist the Underwrites and their counsel with any filings with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters;

(s) unless this Agreement is terminated in accordance with its terms, to use commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Time and to satisfy all conditions precedent to the delivery of the Securities;

(t) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(u) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering contemplated hereby may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing, when such post-effective amendment has become effective.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus Supplement, Prospectus Supplement, any Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on NASDAQ, and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in Section 1(a)(ii). It is understood that, subject to this Section and Section 4(b) hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their accountable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Closing Time, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) At the Closing Time, the Company shall furnish to the Representatives an opinion of Pepper Hamilton LLP, counsel for the Company, addressed to the Representatives and dated as of the Closing Time, in form and substance reasonably satisfactory to Dechert LLP, counsel for the Underwriters, in the form set forth in Exhibit B;

(b) At the Closing Time, the Representatives shall have received an opinion of Baker Botts LLP, intellectual property counsel for the Company, and an opinion of Hoffman & Baron, LLP, intellectual property counsel for the Company, in each case addressed to the Representatives and dated as of the Closing Time, in form and substance reasonably satisfactory to Dechert LLP, counsel for the Underwriters, in the forms set forth in Exhibit C-1 and Exhibit C-2, respectively;

(c) The Representatives shall have received from Ernst & Young LLP a letter dated the date of this Agreement, the Closing Time and on the effective date of any post-effective amendment to any Registration Statement, addressed to the Representatives in the forms heretofore approved by the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company within the meaning of the Securities Act and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus;

(d) On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit D hereto from each director and executive officer and certain stockholders of the Company, and such agreement shall be in full force and effect at the Closing Time;

(e) At the Closing Time, the Representatives shall have received an opinion of Dechert LLP, counsel for the Underwriters, dated as of the Closing Time, in form and substance reasonably acceptable to the Representatives;

(f) Prior to the Closing Time, no prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents to be incorporated by reference therein, shall have been filed to which the Representatives reasonably object in writing;

(g) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act on or before 8:30 A.M. New York City time on the first business day following execution of this Agreement (or such other time as the parties may agree);

(h) No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters; each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Securities Act and Section 5(a); and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby;

(i) The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Time that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading;

(j) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Securities, the Registration Statement, the Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters;

(k) The Company shall have furnished to the Representatives a certificate, dated as of the Closing Time, of its Chief Executive Officer and its Corporate Controller stating (i) that such officers have carefully examined the Registration Statement, the Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, at the date of this Agreement and as of the Closing Time did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the date hereof and as of the time or purchase, any Permitted Free Writing Prospectus as of its date and as of the Closing Time, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Time, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) that since the date of the Prospectus Supplement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Disclosure Package or the Prospectus, (iii) that to their knowledge as of the Closing Time, the representations and warranties of the Company in this Agreement are true and correct in all material respects, except that any such representation or warranty shall be true and correct in all respects where such representation or warranty is qualified with respect to materiality, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, (iv) that there has not been, subsequent to the date of the most recent unaudited financial statements included or incorporated by reference in the Disclosure Package, any Material Adverse Effect, except as set forth in the Prospectus, and (v) the amount of the Company’s cash and cash equivalents as of January 31, 2011;

(l) Since the date of the latest audited financial statements included in the Disclosure Package or incorporated by reference in the Disclosure Package as of the date hereof, (i) the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (l), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package;

(m) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect the business or operations of the Company.

(n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, NASDAQ or the NYSE Amex Equities or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus;

(o) The Company shall have filed a Notification: Listing of Additional Shares with NASDAQ and shall have received no objection thereto from the NASDAQ;

(p) The Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Prospectus; and

(q) The Company shall have furnished to the Underwriters such other documents and certificates as the Underwriters may reasonably request.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the

Representatives expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus Supplement, any Prospectus Supplement, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities, (ii) the list of Underwriters and their respective participation in the sale of the Securities under the heading “Underwriting,” (iii) the statements regarding stabilization in the paragraphs under the heading “Price Stabilization, Short Positions and Penalty Bids,” (iv) the statements regarding passive market making under the heading “Passive Market Making,”, (v) the statements under the heading “Electronic Offer, Sale and Distribution of Shares” and (vi) the statements regarding “Notice to Non-US Investors” in any Preliminary Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus Supplement, any Prospectus Supplement, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent it shall elect, jointly with any other indemnifying party, assume the defense thereof, with counsel reasonably satisfactory to such indemnified parties; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided further, however, that after notice from the indemnifying party to an indemnified party that the indemnifying party has elected to assume the defense of any action, the indemnifying party shall not be liable to such indemnified party for any legal fees or expenses of any other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to which it is entitled hereunder, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement (other than with respect to fees and expenses that the indemnifying party is contesting in good faith).

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any Material Adverse Effect, which, in the reasonable judgment of the Representatives is material and adverse and makes it impractical or inadvisable to market the Securities, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Market, or if trading generally on the NYSE Amex Equities or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

(c) Termination of Lock-Up Agreements and Non-distribution Agreements. In the event this Agreement is terminated for any reason, the Representative shall contemporaneously terminate or waive in their entirety the agreements referred to in Section 5(d).

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at One Federal Street, 37th Floor, Boston, MA 02110, with a copy to (i) Timothy A.G. Gerhold, Leerink Swann LLC, One Federal Street, 37th Floor, Boston, MA 02110 and (ii) Dechert LLP, 2929 Arch Street, Philadelphia, Pennsylvania 19104, Attention: James A. Lebovitz; notices to the Company shall be directed to it at 1 Cedar Brook Drive, Cranbury, New Jersey 08512, Attention: Chief Executive Officer, with copies to Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, Pennsylvania 19103-2799, Attention: Steven J. Abrams.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 16. Submission To Jurisdiction. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriters consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Underwriters agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any other courts to the jurisdiction of which the Company or the Underwriters is or may be subject, by suit upon such judgment.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature were the original thereof.

SECTION 19. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company, the Investors or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, the indemnity and contribution agreements contained in Sections 6 and 7 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

SECTION 20. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their respective successors and assigns and any successor or assign of the Company’s and the Underwriters’ respective businesses and/or assets.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 22. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 23. General. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Underwriters. Unless otherwise modified, references to “Articles,” “Exhibits” or “Sections” shall be to Articles, Exhibits or Sections of or to this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

AMICUS THERAPEUTICS, INC.

By	/s/ John F. Crowley
Name: John F. Crowley
Title: CEO

CONFIRMED AND ACCEPTED, as of the date first above written:

LEERINK SWANN LLC

By	/s/ Tony Gibney
Authorized Signatory

COWEN AND COMPANY, LLC

By:	/s/ Grant Miller
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Leerink Swann LLC	6,300,000
Cowen and Company, LLC	3,700,000

Total	10,000,000

SCHEDULE B

AMICUS THERAPEUTICS, INC.

10,000,000 Shares of Common Stock

(Par Value $0.01 Per Share)

1. The initial public offering price per share for the Securities shall be $5.70.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $5.415, being an amount equal to the initial public offering price set forth above less $0.285 per share.

EXHIBIT A

ISSUER FREE WRITING PROSPECTUSES

None.

A-1